Exhibit 10.4

SIXTH AMENDMENT

TO

SUBURBAN PROPANE RETIREMENT SAVINGS & INVESTMENT PLAN

Pursuant to Article XI of the Suburban Propane Retirement Savings & Investment Plan effective January 1, 2013, said Plan is amended as set forth herein effective as of January 1, 2019.

FIRST:Article III of the Plan is restated in its entirety, as attached hereto.

SECOND:Article VI of the Plan is restated in its entirety, as attached hereto.

THIRD:Article VII of the Plan is restated in its entirety, as attached hereto.

FOURTH:In all other respects, the Plan is ratified and approved.

IN WITNESS WHEREOF, the duly authorized Members of the Benefits Administration Committee have adopted this amendment this day of , 2019.

Daniel S. BloomsteinSteven C. Boyd

A. Davin D’AmbrosioMichael A. Kuglin

Sandra N. Zwickel

ARTICLE III ‑ CONTRIBUTIONS

3.01 Amount of Nonelective Employer Contribution:  The amount of nonelective Employer  contribution to be made to the Plan, if any, shall be determined for each Plan Year by the Employer, in its absolute discretion.  A contribution may be made without regard to the existence of current or accumulated profits.  The nonelective Employer contribution, if any, shall be paid to the Trust within the time period and manner permitted by the Code; provided, however, that no in-kind contributions shall be permitted.  (See Section 3.10 regarding Employer Matching Contributions.)

3.02 Limitation on Employer Contributions:  In no event shall a contribution be made on behalf of any Participant which would result in a violation of Code Section 415.  (See Plan Appendix, “Limitations - Section 415.”)

3.03 Elective Deferral Contributions:

(a)Subject to the Automatic Contribution Arrangement provisions of Section 3.14, each Plan Year, any Participant may elect to make an elective deferral contribution to the Trust by entering into a deferral election agreement with the Employer.  The terms of any such deferral election shall provide that the Participant agrees to defer receipt of any whole percentage of his Compensation, between 1% and 90%, as specified by the Participant, subject to the limitations set forth in Section 3.05 and the then applicable limits under Code Section 402(g); provided, however, that effective as of August 1, 2016, the terms of any such deferral election shall provide that the Participant agrees to defer receipt of any whole percentage of his Compensation, between 1% and 75%, as specified by the Participant, subject to the limitations set forth in Section 3.05 and the then applicable limits under Code Section 402(g).

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Notwithstanding the foregoing, in no event shall an elective deferral contribution be permitted by any Participant to the extent that it would result in a violation of Code Section 415 (See Plan Appendix, “Limitations ‑ Section 415”) or Code Section 401(k).

(b)In consideration of such election, the amount of the Participant’s Compensation which was deferred, pursuant to the deferral election, shall be allocated to the Participant’s Elective Deferral Contribution Account subject to the following conditions:

(i)The allocation shall be made without regard to the Participant’s performance of services or participation in the Plan on any date subsequent to the date of the allocation, and

(ii)The elective deferral contributions so allocated shall be paid to the Trust as soon as administratively feasible, but in no event later than the 15th business day of the month following the month in which such amounts otherwise would have been payable to the Participant in cash.  For this purpose, elective deferral contributions are deemed to relate to Compensation that either would have been received by the Participant during the Plan Year, but for the election to defer, or is attributable to services performed by the Participant during the Plan Year and, but for the election to defer, would have been received by the Participant within 2-1/2 months after the close of the Plan Year.

(c) The term “elective deferral contribution” shall include pre-tax elective deferral contributions, catch-up contributions and Roth elective deferrals, if the Plan, at any time, accepts Roth elective deferrals.  The Participant’s deferral election shall specify the type of elective deferral contribution (pre-tax or Roth) to be withheld from each payment of Compensation, and such elective deferral contributions may not be reclassified following the date of contribution.

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(d) The term “catch-up contributions” shall mean pre-tax elective deferral contributions made after 2001, which exceed an otherwise applicable plan limit and which are made by a Participant who has attained, or, by the last day of the taxable year in which the catch-up contributions are made, will attain, the age of 50.  For this purpose, an “otherwise applicable Plan limit” shall include the limit on elective deferrals under Code Section 402(g), the Actual Deferral Percentage limitations of Section 3.05, or an Employer-imposed limit on elective deferral contributions.

(i)In no event may catch-up contributions be made for any taxable year which exceed (A) the applicable dollar limit on catch-up contributions under Code Section 414(v)(2)(B)(i), which is $5,000 for taxable years beginning in 2006, as adjusted, in accordance with Code Section 414(v)(2)(C), for cost-of-living increases in multiples of $500, or (B) the Participant’s Compensation, reduced by all elective deferral contributions, other than catch-up contributions, made by the Participant for such year.  The dollar limit on catch-up contributions is, and thereafter, it will be adjusted by the Secretary of the Treasury.

(ii) Catch-up contributions shall not be included as annual additions for purposes of Code Section 415 (See Plan Appendix, “Limitations – Section 415”), shall not be counted as elective deferral contributions for purposes of computing Actual Deferral Percentages or applying the Actual Deferral Percentage limitations of Section 3.05, and shall not be counted in determining the minimum allocation in any Top Heavy Plan Year in accordance with Section 10.03.

(e)The term “Roth elective deferrals” shall mean elective deferral contributions made after 2005, which are includible in the Participant’s gross income for the taxable year in which such elective deferral is made and which have been irrevocably designated

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as Roth elective deferrals by the Participant in his deferral election.  A Participant’s Roth elective deferrals (if such contributions are, or ever have been, permitted under the terms of the Plan) and any income, gains and/or losses attributable thereto, shall be allocated to the Participant’s separate Roth Elective Deferral Account.

(f) Roth elective deferrals shall not be permitted.

3.04 Deferral Election:

(a)A deferral election shall be effective for the payroll period next following the date on which the election is executed and shall remain effective unless and until amended.

(b) A deferral election may be amended by a Participant at any time, effective for the payroll period next following the date of such amendment.

(c)The Employer or Committee may amend any deferral election at any time, if it is determined that such amendment is necessary to insure that the limitations of neither Section 3.05 nor Code Section 402(g) will be exceeded or to insure that the nondiscrimination tests of Code Section 401(k) are met for the Plan Year.

3.05 Actual Deferral Percentage Limitations:

(a)Actual Deferral Percentage Tests: As to each Plan Year and unless the Employer has elected one of the safe harbors, as provided in Section 3.13, the Actual Deferral Percentage, as defined in Section 1.01, for Participants who are Highly Compensated Employees for that Plan Year must bear a relationship to the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for that Plan Year which satisfies either of the following Actual Deferral Percentage Tests:

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(i)The Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees, multiplied by 1.25, or

(ii)The excess of the Actual Deferral Percentage for Participants who are Highly Compensated Employees over that of the Participants who are Non-Highly Compensated Employees is not more than 2 percentage points, and the Actual Deferral Percentage for such Highly Compensated Employees is not more than the Actual Deferral Percentage for such Non-Highly Compensated Employees multiplied by 2.0.

(b)Application of Actual Deferral Percentage Tests:

(i)In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or, in the event one or more other plans satisfy such requirements only if aggregated with this Plan, the Actual Deferral Percentages shall be determined, and the Actual Deferral Percentage Tests shall be applied, as if all such plans were a single plan.

(ii)If the Committee so elects, by a duly adopted amendment, the Actual Deferral Percentage Tests may be applied by using the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the preceding Plan Year (“prior year testing”), rather than for the Plan Year (“current year testing”), provided that current year testing has been used for the preceding five Plan Years or, if less, all of the years the Plan has been in existence, or  if, as a result of a merger or acquisition described in Code Section 410(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing, and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

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(iii)For purposes of satisfying the Actual Deferral Percentage Tests of Section 3.05(a), all or any part of the Employer contributions and Employer matching contributions, if any are made under the terms of this Plan, may be treated as elective deferral contributions, provided that they are fully vested at all times, are subject to the restrictions of Section 3.08, and otherwise are deemed to be qualified nonelective contributions or qualified matching contributions within the meaning of Regulation Section 1.401(k)-1(b)(5).

(iv)For purposes of the Actual Deferral Percentage Tests, only such elective deferral contributions, Employer contributions and Employer matching contributions as are paid over to the Trust prior to the last day of the twelve-month period immediately following the Plan Year to which such contribution relate shall be counted.

(v)The Committee shall maintain such records as are sufficient to demonstrate satisfaction of the Actual Deferral Percentage Test, as well as the amount of Employer contributions and/or Employer matching contributions taken into consideration for purposes of satisfying such test.

(c)Correction of Excess Contributions:  In the event that the Actual Deferral Percentage of the Highly Compensated Employees does not satisfy either of the Actual Deferral Percentage Tests, set out in Section 3.05(a) above, and subject to the provisions of Section 3.05(e),  the Excess Contributions to the Plan for the Plan Year shall be distributed to the Highly Compensated Employees, as provided in Sections 3.05(d) and 3.06.  To the extent any Highly Compensated Employee has not made the maximum catch-up contribution permitted for the year, any Excess Contributions allocated to that Highly Compensated Employee shall be treated as catch-up contributions and shall not be treated as Excess Contributions.

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(d)Distribution of Excess Contributions:  The Excess Contributions for a Plan Year are to be distributed among Highly Compensated Employees on the basis of the amount of contributions made by, or on behalf of, each such Employee which is counted for purposes of computing the Actual Deferral Percentage of such Employee, first, by calculating the total amount of Excess Contribution to be distributed, in accordance with the procedures set forth this Section 3.05(d)(i) and, then, by apportioning the total amount of Excess Contributions among Highly Compensated Employees, in accordance with the procedures set forth in Section 3.05(d) (ii).

(i)  The amount to be distributed attributable to a particular Highly Compensated Employee is the amount, if any, by which the contributions of that Highly Compensated Employee, which are taken into account under this section, must be reduced in order for the actual deferral ratio (hereinafter, “ADR”) of that Highly Compensated Employee to equal the highest permitted ADR under the Plan.  To calculate the highest permitted ADR under the Plan, the ADR of the Highly Compensated Employee with the highest ADR is reduced by the amount required to cause that Highly Compensated Employee’s ADR to equal the ADR of the Highly Compensated Employee with the next highest ADR.  If a lesser reduction would enable the Plan to satisfy one of the Actual Deferral Percentage Tests, only this lesser reduction shall be used to determine the highest permitted ADR.

(A)The above process shall be repeated until the Plan would satisfy one of the Actual Deferral Percentage Tests if the ADR for each Highly Compensated Employee were determined after the reductions described above.

(B)The sum of all the reductions for all Highly Compensated Employees as so determined is the total amount of Excess Contributions for the Plan Year.

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(C)The ADR of a Participant is the sum of the Participant’s elective deferral contributions, qualified nonelective contributions and qualified matching contributions taken into account with respect to the Participant for purposes of the Actual Deferral Percentage Tests for a Plan Year, divided by the Participant’s Employee Compensation for that Plan Year, and calculated to the nearest hundredth of a percentage point.

(ii)The contributions of the Highly Compensated Employee or Employees with the highest dollar amount of contributions taken into account under this Section 3.05(d) are reduced by the amount required to cause the contributions of that Highly Compensated Employee to equal the dollar amount of the contributions taken into account under this Section 3.05(d) for the Highly Compensated Employee with the next highest dollar amount of contributions taken into account under this Section.

(A)If a lesser apportionment to the Highly Compensated Employee would enable the Plan to apportion the total amount of Excess Contributions, only the lesser apportionment shall apply.

(B)The above process shall be repeated until the total amount of Excess Contributions determined under Section 3.05(d)(i) has been apportioned.

(e)Qualified Non-Elective Contributions:  For any Plan Year, the Employer may make a Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Employees who are Participants in the Plan for such Plan Year in such amount as may be necessary to satisfy one of the Actual Deferral Percentage Tests set forth in Section 3.05(a).  Such contribution shall be made within twelve months after the end of the Plan Year to which it relates and shall be allocated among the Participants who are Non-Highly Compensated Employees in the same proportion that the Compensation of each such Participant bears to the

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total Compensation of all such Participants.  Each Participant’s share of the Qualified Non-Elective Contribution shall be allocated to his Elective Deferral Contribution Account, shall be fully vested at all times  and shall be subject to the provisions of Section 3.08, as applicable to all other amounts contributed to his Elective Deferral Contribution Account .

3.06 Corrective Distribution of Excess Contributions:

(a)A Participant’s Excess Contributions for any Plan Year and any income allocable to such contributions through the end of such Plan Year, reduced by Excess Deferrals previously distributed to the Participant for the Participant’s taxable year ending with or within the Plan Year, shall be distributed to the Participant no later than the last day of the following Plan Year.  In the event the Plan should be terminated during a Plan Year in which Excess Contributions are made, the Excess Contributions shall be distributed no later than twelve months following the date of termination.  For Plan Years beginning after 2005, distribution of Excess Contributions shall be made, first, from the Participant’s pre-tax elective deferral contributions, to the extent any were made for the year, unless the Participant elects otherwise.

(b)The income allocable to Excess Contributions for the Plan Year shall be determined by multiplying the income or loss for the Plan Year allocable to the Participant’s elective deferral reduction contributions (and to any Employer contributions or Employer matching contributions treated as elective deferral contributions in accordance with Section 3.05(b)(iii)) by a fraction.

(i)The numerator of the fraction is the Excess Contributions of the Participant for the Plan Year.

(ii)The denominator of the fraction is the Participant’s total account balance attributable to elective deferral contributions and amounts treated as elective deferral

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contributions as of the end of the year, reduced by any income allocable to such account for the Plan Year and increased by any loss allocable to such account for the Plan Year.

3.07 Treatment of Excess Deferrals:

(a)In the event a Participant makes elective deferral contributions to this Plan for any calendar year which would result in Excess Deferrals, as defined in Section 1.15, for that year, such Excess Deferrals shall be distributed as provided herein.

(b)A Participant’s Excess Deferrals shall be included in the Participant’s gross income in the year to which the deferral relates and, unless distributed within the time required by Section 3.07(c)(ii), in the year in which the Excess Deferrals are distributed.

(c)Excess Deferrals received by the Plan may be distributed to the Participant, under the following terms and conditions:

(i)On or before March 1 following the taxable year in which the Excess Deferrals were made (or such later date as may be provided by IRS regulations), the Participant shall advise the Committee, in writing, of the existence and amount of the Excess Deferrals allocated to this Plan.

(ii)On or before April 15 following the taxable year in which the Excess Deferrals were made, the amount of the Excess Deferrals allocable to this Plan and any income allocable to such Excess Deferrals through the end of such taxable year, shall be distributed to the Participant.  For Plan Years beginning after 2005, distribution of Excess Deferrals shall be made, first, from the Participant’s pre-tax elective deferral contributions, to the extent any were made for the year, unless the Participant elects otherwise.

(iii)The income allocable to the Excess Deferrals for the taxable year of the Participant shall be determined by multiplying the income (or loss) for that taxable year

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allocable to elective deferral contributions by a fraction, the numerator of which is the amount of Excess Deferrals made by the Participant for the taxable year, and the denominator of which is the Participant’s total Elective Deferral Contribution Account balance as of the end of the taxable year, reduced by the income allocable to such account for the taxable year and increased by the loss allocable to such account for the taxable year.

(iv)Any corrective distribution of less than the entire amount of Excess Deferrals and income shall be treated as a pro rata distribution of the Excess Deferrals and income.

(v)The amount of Excess Deferrals that may be distributed with respect to any Participant for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such participant under Section 3.06 for the Plan Year beginning with or within such taxable year.

(vi)Except as otherwise provided by law, notwithstanding the distribution of Excess Deferrals under this Section 3.07, such amounts shall not be disregarded for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the Actual Deferral Percentage Limitations of Section 3.05 and shall be treated as annual additions for purposes of the limitations of Code Section 415.

3.08 Limitations on Withdrawals and Distributions:

(a)A Participant is fully vested at all times in all amounts contributed to his Elective Deferral Contribution Account and all earnings thereon.  However, except as provided in Section 3.07 or Section 3.09, no amounts may be withdrawn by, or distributed to, the Participant or his Beneficiary from such account prior to one of the following events:

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(i)The Participant’s retirement, death, disability or severance from employment;

(ii)The Participant’s attainment of age 59‑1/2;

(iii)The termination of this Plan by the Employer, provided that the Employer does not maintain or establish, during the period beginning on the date of termination and ending twelve months after the distribution of all plan assets, a successor defined contribution plan, other than an employee stock ownership plan, as defined in Code Section 4975(e)(7) or Code Section 409(a), a simplified employee pension plan, as defined in Code Section 408(k), a SIMPLE IRA plan, as defined in Code Section 408(p), a plan or contract described in Code Section 403(b), or a plan described in Code Section 457(b) or (f);

(iv)The Participant’s call to duty after September 11, 2001, because of the Participant’s status as a member of a reserve component, for a period of at least 180 days or for an indefinite period (a “qualified reservist distribution”), as more fully described in Section 5.09;

(v)The Participant’s service in the uniformed services while on active duty for a period of at least 30 days; provided, however, that if a participant receives a distribution in accordance with this provision, the Participant’s Elective Deferral Contributions and voluntary nondeductible contributions (if the Plan provides for such contributions) must be suspended for a period of six months from and after such distribution.

(b)The provisions of this Section 3.08 shall apply to all Employer contributions and Employer matching contributions, if any are made to this Plan, which are treated as elective deferral contributions for purposes of computing Actual Deferral Ratios and satisfying the actual deferral percentage tests, in accordance with Section 3.05(b)(iv).

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(c)All withdrawals and distributions made in accordance with this Section 3.08 shall be subject to such Participant and spousal consent as may be required by law.

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3.09 Hardship Distributions:

(a)General:  Notwithstanding the provisions of Sections 3.08, distribution may be made to a Participant from his Elective Deferral Contribution Account at any time, provided that the distribution is made on account of an immediate and heavy financial need of the Participant, is necessary to satisfy such financial need, and is made in accordance with the provisions of this Section 3.09, and provided, further, that his spouse consents, if spousal consent is required by law.

(b)Immediate and Heavy Financial Need:  The determination as to the existence of an immediate and heavy financial need shall be made by the Plan Administrator on the basis of all relevant facts and circumstances, but a distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant, if the distribution is made on account of:

(i)Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, any dependent (as defined in Code Section 152) of the Participant, or a primary beneficiary;

(ii)Purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)Payment of tuition, related educational fees, and room and board expenses for the next twelve months of post‑secondary education for the Participant, his spouse, children, dependents (as defined in Code Section 152), or a primary beneficiary;

(iv)Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of that principal residence;

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(v)Payment of funeral or burial expenses for the parent, spouse, child, other dependent, or a primary beneficiary of the Participant; provided, however, that this subsection (b)(v) shall apply only with respect to Plan Years beginning after 2005;

(vi)Payment of expenses for repair of damage to the principal residence of the Participant which would qualify for casualty loss deduction under Code Section 165 (determined without regard to Code Section 165(h)(5) and without regard to whether the loss exceeds 10% of adjusted gross income); provided, however, that this subsection (b)(vi) shall apply only with respect to Plan Years beginning after 2005;

(vii)Expenses and losses (including loss of income) incurred by the Participant as a result of a disaster declared by the Federal Emergency Management Agency (FEMA), provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or

(viii)Any other circumstance which is determined by the Committee in an objective and nondiscriminatory manner, based upon all relevant facts and circumstances, and in accordance with the requirements of the Code and applicable regulations, to be an immediate and heavy financial need which is due to an extraordinary emergency, provided that an otherwise appropriate immediate and heavy financial need shall not fail to qualify merely because the need was reasonably foreseeable or voluntarily incurred.

(c)Distribution Necessary to Satisfy Financial Need: A distribution is made on account of a hardship only to the extent that the amount distributed does not exceed the amount required to relieve the financial need and only to the extent that the financial need cannot

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be satisfied from other sources which are reasonably available to the Participant.  This determination is to be made by the Committee on the basis of relevant facts and circumstances.

(d)Resources Considered:  A Participant’s resources shall include those assets of his or her spouse and minor children as are reasonably available.

(e)Additional Limitations on Distribution:  The following additional limitations shall apply to hardship distributions:

(i)In no event shall any hardship distribution exceed the balance of the Participant’s Elective Deferral Contribution Account.

(ii)For purposes of Section 3.09(b), a primary beneficiary of the Participant is an individual who is named as a beneficiary and has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the death of the Participant.

(iii)The minimum amount of any hardship withdrawal shall be $500.00.

3.10 Employer Matching Contributions:

(a) The Employer shall make a basic Employer Matching Contribution and, in its sole discretion, may make a supplemental Employer Matching Contribution as provided herein for each Plan Year.  Each such Employer Matching Contribution shall be made as soon as administratively feasible after the last day of the Plan Year and within the time period permitted by law for the benefit of each Participant who remains an Eligible Employee as of the last day of the Plan Year.

(b) The basic Employer Matching Contribution shall be a percentage of the Participant’s Elective Deferral Contributions which do not exceed 6% of such Participant’s Compensation (“Eligible Elective Deferral Contributions”), which percentage shall be based on a

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sliding scale of adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) divided by an earnings performance target set for the fiscal year of the Employer by the Board of Supervisors (the “Performance Target”) in accordance with the following schedule:

Adjusted EBITDA as a Percentage of the Performance Target for the Employer’s Fiscal Year	Matching Contribution Expressed as a Percentage of Eligible Elective Deferral Contributions for the Plan Year
115% or higher of Adjusted EBITDA	100%
Less than 115% of Adjusted EBITDA	50%

(c)  A supplemental Employer Matching Contribution, if any, may be made in such amount as the Board of Supervisors of the Employer, in its sole discretion, shall select.  This section shall not be interpreted as a guarantee of any supplemental Employer Matching Contributions.

3.11 Voluntary Nondeductible Contributions:  No Participant in the Plan is required or permitted to make voluntary nondeductible contributions to the Trust.  However, any voluntary nondeductible contributions which may have been made by a Participant to the Plan or a Prior Plan previously and which, as of the Effective Date, remain part of the Trust, as well as any amounts attributable to such contributions, shall remain in the Plan and shall be allocated to a separate voluntary nondeductible contribution account for the benefit of the Participant.   Such account shall be held and invested and shall share in gains and losses of the Trust, in accordance with the terms of the Plan and Trust.  A Participant’s separate voluntary nondeductible

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contribution account shall be fully vested and nonforfeitable at all times and shall be distributable at any time as the Participant shall direct, subject to the provisions of Article VII.

3.12 Actual Contribution Percentage Limitations:

(a)Actual Contribution Percentage Tests:

(i)As to each Plan Year and unless the Employer has elected one of the safe harbors, as provided in Section 3.13, the Actual Contribution Percentage for Highly Compensated Employees for the Plan Year must bear a relationship to the Actual Contribution Percentage for Non-Highly Compensated Employees for the Plan Year which satisfies either of the following Actual Contribution Percentage Tests:

(A)The Actual Contribution Percentage for the Highly Compensated Employees is not more than the Actual Contribution Percentage for the Non-Highly Compensated Employees multiplied by 1.25, or

(B)The excess of the Actual Contribution Percentage for the Highly Compensated Employees over that of the Non-Highly Compensated Employees is not more than 2 percentage points, and the Actual Contribution Percentage of the Highly Compensated Employees is not more than the Actual Contribution Percentage for the Non-Highly Compensated Employees multiplied by 2.0.

(ii)In the event that this Plan satisfies the requirements of Code Section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or in the event one or more other plans satisfy such requirements only if aggregated with the Plan, the Actual Contribution Percentages shall be determined, and the Actual Contribution Tests shall be applied, as if all such plans were a single plan.  Such aggregation may be applied for purposes of

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satisfying Section 401(m) only if such plans have the same plan year and use the same Actual Contribution Percentage testing method.

(iii)If the Committee so elects, by duly authorized amendment, the Actual Contribution Percentage Tests may be applied by using the Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees for the preceding Plan Year (“prior year testing”) rather than for the Plan Year (“current year testing”), provided that current year testing has been used for the preceding five Plan Years or, if less, all of the years the Plan has been in existence, or, if as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing, and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

(iv)The Committee shall maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage Test, as well as the amount of Employer contributions and/or elective deferral contributions taken into consideration for purposes of satisfying such test.

(b)Correction of Excess Aggregate Contribution:  In the event that the Actual Contribution Percentage of the Highly Compensated Employees does not satisfy either of the Actual Contribution Percentage Tests set out in Section 3.12(a) above, the excess voluntary nondeductible contributions and/or Employer matching contributions to the Plan for the Plan Year (and any excess elective contributions made under this Plan or any other cash or deferred arrangement maintained by the Employer which are recharacterized as voluntary nondeductible contributions for the Plan Year),  which shall be referred to as “Excess Aggregate Contributions,” and any income attributable to those Excess Aggregate Contributions, shall be

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forfeited, if attributable to Employer matching contributions, or distributed to the Participant within twelve months after the close of the Plan Year in which the excess arose.  In the event the Plan should be terminated during a Plan Year in which Excess Aggregate Contributions arise, such Excess Contributions shall be distributed no later than 12 months following the date of termination.  The Excess Aggregate Contributions with respect to any Plan Year shall be calculated as the excess of (i) the aggregate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum contribution percentage amounts permitted by the Actual Contribution Percentage Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages).

(c)Distribution of Excess Aggregate Contributions:  The Excess Aggregate Contributions for any Plan Year are to be distributed among Highly Compensated Employees on the basis of the amount of contributions made by or on behalf of each such Employee which is counted for purposes of computing the Actual Contribution Ratio of such Employee.

(i)Such Excess Aggregate Contributions shall be distributed, first, to the Highly Compensated Employee or Employees with the largest contribution percentage amount.

(ii)The above process shall be repeated with reference to the Highly Compensated Employee with the next largest contribution percentage amount and, then, continuing in descending order until all Excess Aggregate Contributions have been distributed.  For this purpose, “largest contribution percentage amount” shall be determined after distribution of any Excess Aggregate Contributions.

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(d)Definitions:  For purposes of applying the provisions of this Section 3.12 and Article III,

(i)“Actual Contribution Percentage” shall mean the average of the Actual Contribution Ratios for the group of Highly Compensated Employees who are eligible to make voluntary nondeductible contributions or to receive Employer matching contributions or the group of Non‑Highly Compensated Employees who are eligible to make voluntary nondeductible contributions or to receive Employer matching contributions, as the case may be.

(ii)“Actual Contribution Ratio” shall mean, for each employee, the sum of his voluntary nondeductible contributions, if any, and his Employer matching contributions, if any, for the Plan Year, divided by his Employee Compensation for the Plan Year.

(A)The Actual Contribution Ratio for each Employee and the Actual Contribution Percentages shall be calculated to the nearest one hundredth of one percent.

(B)If a Highly Compensated Employee makes voluntary nondeductible contributions and/or receives Employer matching contributions under more than one plan of the Employer, all such contributions shall be aggregated for purposes of determining the Actual Contribution Ratio of that Employee.

(C)If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate, if mandatorily disaggregated under regulations under Code Section 401(m).

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(D)For purposes of computing Actual Contribution Ratios and satisfying the Actual Contribution Percentage Tests of this Section 3.12, any Employer matching contributions which are treated as elective deferral contributions, in accordance with Section 3.05(b)(iii), for purposes of satisfying the Actual Deferral Percentage Tests of Section 3.05(a), shall be disregarded.

(E)For purposes of computing Actual Contribution Ratios and satisfying the Actual Contribution Percentage Tests of Section 3.12, all or any part of the Employer contributions and elective deferral contributions may be treated as Employer matching contributions, provided that such contributions are deemed to be qualified nonelective contributions or qualified elective contributions, within the meaning of Regulation Section 1.401(m)‑1(b)(5), and provided that the Actual Contribution Percentage Tests are applied using the Actual Contribution Percentage for the Plan Year for Participants who are Non-Highly Compensated Employees.

(F)For purposes of computing Actual Contribution Ratios and satisfying the actual contribution percentage tests of Section 3.12, voluntary nondeductible contributions are taken into account for a Plan Year in which such contributions are contributed to the Trust.  Payments by the Participant to an agent of the Plan shall be treated as contributions to the Trust, provided such contributions are transmitted to the Trust within a reasonable time.  Excess elective deferral contributions, which are recharacterized as voluntary nondeductible contributions (if such recharacterization is permitted under the terms of this Plan), are to be taken into account as voluntary nondeductible contributions for the Plan Year in which the excess contributions are includable in the gross income of the Participant.

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(G)For purposes of computing Actual Contribution Ratios and satisfying the Actual Contribution Percentage Tests of this Section 3.12, Employer matching contributions are to be taken into account for a Plan Year only if such contributions are allocated to the Participant’s account as of a date within the Plan Year, are actually paid to the Trust no later than the end of the twelve month period beginning on the day after the close of the Plan Year, and are made on behalf of the Participant based on his elective deferral contributions for the Plan Year.

(e)Income Allocable to Excess Aggregate Contributions: The income attributable to the Participant’s Excess Aggregate Contributions shall be equal to the allocable income or loss for the Plan Year to which the Excess Aggregate Contributions relate.

(i)The income allocable to Excess Aggregate Contributions for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to voluntary nondeductible contributions and Employer matching contributions (and amounts treated as Employer matching contributions in accordance with Section 3.12(d)(ii)(E)) by a fraction.

(A)The numerator of the fraction is the Excess Aggregate Contributions of the Participant for the Plan Year.

(B)The denominator of the fraction is the Participant’s total account balance attributable to voluntary nondeductible contributions, Employer matching contributions and/or amounts treated as Employer matching contributions as of the end of the Plan Year, reduced by any income allocable to such account for the Plan Year and increased by any loss allocable to such account for the Plan Year.

(ii)Notwithstanding the foregoing, the income allocable to Excess Aggregate Contributions resulting from the recharacterization of any elective deferral

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contributions as voluntary nondeductible contributions (if such recharacterization is permitted under the terms of this Plan) shall be determined and distributed as if such recharacterized contributions had been distributed as excess contributions.

3.13 Safe Harbors:  Notwithstanding any other provision of this Article III to the contrary, for any Plan Year as to which the Employer has elected, in accordance with Section 3.13(b), to make a Safe Harbor Contribution, the Plan shall be deemed to have satisfied automatically the Actual Deferral Percentage Limitations of Section 3.05, and any elective deferral contributions made pursuant to Section 3.03 shall be deemed to satisfy the non-discrimination standards of Code Section 401(k)(3).  In addition, with respect to any Plan Year, as to which the matching contribution safe harbor provisions of Section 3.13(a)(ii) are satisfied, the Plan shall be deemed to have satisfied automatically the Actual Contribution Percentage Limitations of Section 3.12; provided, however, that such limitations shall remain applicable to voluntary nondeductible contributions and any matching contributions which do not satisfy the safe harbor.  The provisions of this Section 3.13 shall be applicable only to a Plan Year which is twelve months in length or, in the case of the first Plan Year, at least three months in length (or any shorter period, in the case of a new Employer that establishes the Plan as soon as administratively feasible after coming into existence).

(a) Safe Harbor Contributions: For each Plan Year for which the provisions of this Section 3.13 are applicable, the Employer shall contribute to the Trust either the amount specified in Section 3.13(a)(i) or Section 3.13(a)(ii) below.  The contribution made for the benefit of a Participant hereunder shall be fully vested and nonforfeitable at all times, shall be subject to the restrictions on withdrawals and distributions of Section 3.08, (but shall not be subject to distribution for hardship in accordance with Section 3.09), and shall be allocated to

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that Participant’s Employer Contribution Account.  Such contribution shall be made to the Plan within twelve months of the close of the Plan Year.  Such Safe Harbor Contribution may be made to another qualified defined contribution plan maintained by the Employer, provided that such plan is identified in Appendix II to this Plan, that each Employee eligible to participate in this Plan also is eligible under such other plan, and that such other plan has the same plan year as this Plan.

(i)3% Safe Harbor Contribution: The Employer will contribute an amount equal to 3% of the Compensation of each Participant who is eligible to make an elective deferral contribution to the Trust in accordance with the provisions of Section 3.03, or who would be eligible to make an elective deferral contribution but for a suspension, in accordance with Section 3.09(c)(ii) by reason of having received a hardship distribution, or due to statutory limitations, such as Code Section 402(g) or Code Section 415.  Compensation shall be defined as in Section 1.04; provided, however, that in no event shall any dollar limit, other than the limit imposed by Code Section 401(a)(17), apply to the Compensation of a Non-Highly Compensated Employee.

(ii) Safe Harbor Matching Contribution:  In lieu of the contribution provided for in subsection (i) above, the Employer may contribute an amount for each Participant equal to 100% of that Participant’s elective deferral contributions which do not exceed 3% of such Participant’s Compensation, plus an amount equal to 50% of that Participant’s elective deferral contributions which exceed 3% of that Participant’s Compensation but do not exceed 5% of that Participant’s Compensation; provided, however, that with respect to any Plan Year as to which the Employer elects to make the Safe Harbor Contribution pursuant to this Section 3.13(a)(ii), no Employer Matching Contribution shall be made, pursuant to Section

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3.10, with respect to elective deferral contributions made by any Participant.   The Safe Harbor Matching Contributions may be made with respect to elective deferral contributions for the Plan Year as a whole or separately with respect to each payroll period (or with respect to all payroll periods ending with or within each month or Plan Year quarter) taken into account for the Plan Year.  If the payroll method is used, however, the Safe Harbor Matching Contributions due with respect to elective deferral contributions made during any Plan Year quarter beginning after May 1, 2000, shall be deposited into the Trust by the last day of the following Plan Year quarter.

(b)  Election:  The election to make a Safe Harbor Contribution, as provided herein for any Plan Year shall be made, prior to the first day of such Plan Year, by resolution or other appropriate action of the Employer, shall include the election of a specific safe harbor contribution method to be recited within Appendix II of this Plan, and may not be changed except by duly authorized amendment.   Notwithstanding the foregoing, the election to make the 3% Safe Harbor Contribution for a Plan Year may be made, as provided herein, at any time during that Plan Year, but not later than 30 days prior to the last day of that Plan Year, provided that the Plan provides for Actual Deferral Percentage testing and, if applicable, Actual Contribution Percentage testing, to be applied on a current year basis and provided, further, that the notice requirements of Section 3.13(c)(ii) are satisfied.

(c)  Notice:

(i)  Timing of Notice:  The Employer shall provide written notice to Participants, at least 30 days, but not more than 90 days, prior to the first day of the applicable Plan Year of its intention to make a Safe Harbor Contribution, and such notice shall specify whether the Employer will make the 3% Safe Harbor Contribution or the Safe Harbor Matching Contribution.   If an Employee becomes a Participant after the date on which notice is given, as

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provided herein, the Employer shall provide written notice to that Participant no earlier than 90 days prior to his Date of Participation and no later than his Date of Participation.

(ii)   Notice of Late Election Option:  Alternatively, the Employer may provide written notice to Participants, at least 30 days, but not more than 90 days, prior to the first day of the applicable Plan Year that, at a later date in the Plan Year, it may elect to make the 3% Safe Harbor Contribution and that, if such election is made, a supplemental notice will be provided to Participants at least 30 days prior to the last day of the Plan Year informing them of such election.

(iii)     Contents of Notice:  All notices shall be written in a manner calculated to be understood by the average Participant and shall describe the Participant’s rights and obligations under the Plan.

(d)  Modification of Deferral Elections:  In addition to the provisions of Section 3.04(b) with regard to amendment of deferral elections, a Participant may make or modify his salary deferral election during the thirty-day period immediately following receipt of the notice described in Section 3.13(b).

(e)  Reduction or Elimination of Safe Harbor Matching Contributions:  The Plan may be amended during a Plan Year to reduce or eliminate the Safe Harbor Matching Contribution, provided that the conditions of Sections 3.13(e)(i), (ii), (iii) and (iv) below are satisfied and provided that all other requirements of the Safe Harbor are satisfied through the effective date of the amendment.

(i)  Notice:  A supplemental notice shall be provided to all Participants explaining the consequences of the amendment , specifying the effective date of the amendment,

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and informing Participants of their right to modify their salary deferral elections and, if applicable, voluntary nondeductible contribution elections.

(ii)  Effective Date:  Any reduction or elimination of Safe Harbor Matching Contributions shall be effective no earlier than the later of (A) 30 days after the supplemental notice required in Section 3.13(e)(i) has been provided to Participants and (B) the date on which the amendment is adopted.

(iii)  Modification of Elections:  A participant may modify his salary deferral election and, if applicable, his voluntary nondeductible contribution election, during the thirty-day period immediately following receipt of the supplemental notice provided in accordance with Section 3.13(e)(i) above.

(iv)  Testing:  The Actual Deferral Percentage Limitations of Section 3.05 and, if applicable, the Actual Contribution Percentage Limitations of Section 3.12 must be satisfied  for the entire Plan Year, using the current year testing method.

3.14 Automatic Contribution Arrangement:

(a)Each Covered Participant, as defined herein, shall be deemed to have elected to make an elective deferral contribution to the Trust and thereby to defer receipt of 6% of his Compensation for each pay period (hereinafter referred to as the “automatic deferral amount”), subject to the limitations set forth in Section 3.05, and the then applicable limits under Code Section 402(g); provided, however, that in no event shall an elective deferral contribution be permitted by any Participant to the extent that it would result in a violation of Code Section 415 (See Plan Appendix, “Limitations ‑ Section 415”) or Code Section 401(k).  To the extent that any other provision of this Article III is inconsistent with automatic contribution arrangement provisions of this Section 3.14, this Section shall govern.

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(b)Written notice of the automatic contribution arrangement and automatic deferral amount shall be given to each Covered Participant no more than 90 days prior to his initial Date of Participation (and no later than his Date of Participation) and to each Covered Participant at least 30 days, but not more than 90 days, prior to the beginning of each Plan Year.  The notice must describe accurately and in terms calculated to be understood, (i) the amount of the automatic deferral that will be made on behalf of the Covered Employee in the absence of an affirmative election, (ii) the right of the Covered Participant to have no elective deferral made on his behalf or to have an elective deferral made on his behalf in a different amount, and (iii) how the automatic deferrals will be invested in the absence of an affirmative election by the Covered Participant.

(c)Each Covered Participant shall be accorded reasonable opportunity to modify his deferral election for the applicable Plan Year, to increase or reduce the deferral amount, or to opt out of the automatic deferral feature by entering into a deferral election agreement with the Employer.  Such election shall be implemented by the Employer as soon as administratively feasible after receipt of same.   In the event a Participant elects to opt out of the elective deferral feature with respect to any Plan Year, such election shall remain in effect for the remainder of that Plan Year and for succeeding Plan Years, unless and until the Participant affirmatively elects to make an elective deferral contribution by entering into a deferral election agreement with the Employer.

(d)For purposes of this Section 3.14, a “Covered Participant” is a Participant for whom no affirmative election regarding elective deferral contributions is in effect as of the effective date of this Section 3.14 or, if later his Date of Participation.

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ARTICLE VI ‑ COMMENCEMENT OF BENEFITS

6.01 General:  Subject to the provisions of Section 6.02, unless the Participant elects otherwise, distribution of each Participant’s benefits shall begin no later than the 60th day following the close of the Plan Year in which the latest of the following occurs:

(a) The Participant attains age 65 or his Normal Retirement Age, if earlier,

(b) There occurs the 10th anniversary of the Participant’s Date of Participation, or

(c) The Participant terminates his employment with the Employer.

Notwithstanding the foregoing, the failure of a Participant and/or his spouse, if spousal consent is required, to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of such benefit.

6.02 Required Commencement Date:  As to any Participant who is a Five Percent Owner, as defined in Section 1.16, during the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, distribution of benefits shall begin no later than the first day of April following the calendar year in which the Participant attains age 70-1/2, which date shall be the Participant’s “required commencement date.”  Once distribution has begun to a Five Percent Owner pursuant to this Section 6.02, such distribution must continue even if the Participant ceases to be a Five Percent Owner in a subsequent year.

Except with respect to a Participant who is a Five Percent Owner and except as provided in Section 6.03, distribution of benefits shall begin not later the first day of April of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2, or the calendar year in which the Participant retires, which date shall be the Participant’s “required commencement date.”

6.03 TEFRA Section 242(b)(2) Election:  Notwithstanding the foregoing, if the Participant had accrued a benefit under the plan as of December 31, 1983, and executed a distribution designation (“Section 242(b)(2) election”) prior to January 1, 1984, the Trustee shall distribute the Participant’s benefits in accordance with the commencement date specified in that designation, provided that the distribution designation specifies the time at which distribution will commence, the period over which distributions will be made, and, in the case of a distribution by reason of death, the beneficiaries of the Participant, listed in order of priority, and provided, further, that such designation has not been revoked or modified after December 31, 1983.  For purposes of the foregoing and except as otherwise provided by law, such a distribution designation shall not be deemed to have been modified except by affirmative action by the Participant.

If any designation to which Section 6.03 refers is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations issued thereunder.  If such a designation is revoked subsequent to the date which otherwise would have been the Participant’s required commencement date, the Trustee must distribute, by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been distributed, but for the Section 242(b) designation, in order to satisfy Code Section 401(a)(9) and the regulations issued thereunder.  The mere substitution or addition of a beneficiary under the designation will not be considered to be a revocation of the designation, provided that such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly, such as by altering the relevant measuring life.

6.04 Required Minimum Distributions:

(a) General Rules:  The provisions of this Section 6.04 will apply for purposes of determining required minimum distributions for calendar years beginning after December 31, 2002, and will be applied in accordance with the Treasury regulations under Code Section 401(a)(9); provided, however, that distributions may be made, pursuant to Section 6.03, in accordance with a valid Section 242(b)(2) election.  Distribution of the Participant's entire interest will be made or commenced no later than the Participant's required commencement date, as provided in Section 6.02.

(b) Death of Participant Before Distributions Begin:  If the Participant dies before distributions begin, distribution of the Participant's entire interest will be made or commenced as follows:

(i) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(ii) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, and, the amount payable to each beneficiary will be distributed, at the election of that beneficiary, either (A) by December 31 of the calendar year containing the fifth anniversary of the Participant's death  or (B) over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary.

(iii) If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.04(b), other than Section 6.04(b)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section 6.04(b) and Section 6.04(e), unless Section 6.04(b)(iv) applies, distributions are considered to begin on the Participant's required beginning date. If Section 6.04(b)(iv)  applies, distributions are considered to begin on the date on which the Plan is required to begin making distributions to the surviving spouse under Section 6.04(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date on which the Plan is required to begin making distributions to the surviving spouse under section 6.04(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c) Forms of Distribution:  Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with Sections 6.04(d) and 6.04(e). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and applicable Treasury regulations.

(d) Required Minimum Distributions During Lifetime of Participant:  During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(ii) if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)‑9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

The required minimum distributions, as determined in accordance with this Section 6.04(d), shall begin with the first distribution calendar year and continue through the distribution calendar year that includes the Participant's date of death.

(e) Required Minimum Distributions After Death of Participant:

(i) Death On or After Date Distributions Begin:

(A) Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(1) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year,

(2) If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death, using the surviving spouse's age as of the spouse's birthday in that year.  For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(3) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B) No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin:

(A) Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in section 6.04(e)(i).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before the Plan is required to begin making distributions to the surviving spouse under Section 6.04(b), this Section 6.04(e)(ii) will apply as if the surviving spouse were the Participant.

(f) Definitions:  For purposes of applying the required minimum distribution provisions of this Section 6.04:

(i) “Designated Beneficiary” shall mean the individual who is designated as the beneficiary under Article VII of the plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)‑1, Q&A‑4, of the Treasury regulations.

(ii) “Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required commencement date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are to begin under section 6.04(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required commencement date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required commencement date occurs, will be made on or before December 31 of that distribution calendar year.

(iii) “Life Expectancy” shall mean life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)‑9 of the Treasury regulations.

(iv) “Participant's Account Balance” shall mean the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year), increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year, if distributed or transferred in the valuation calendar year.

(g)  2009 Required Minimum Distributions:  A Participant or Beneficiary to whom a required minimum distribution for 2009 would have been required in accordance with this Section 6.04 but for the enactment of Code Section 401(a)(9)(H) (“2009 Required Minimum Distributions”) and who would have satisfied that requirement by receiving distributions that are

(1) equal to the 2009 Required Minimum Distributions or (2) one or more payments in a series of substantially equal distributions (that include the 2009 Required Minimum Distributions) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least ten years (“Extended 2009 Required Minimum Distributions”) will not receive those 2009 Required Minimum Distributions unless the Participant or Beneficiary affirmatively elects, after having been given an opportunity to do so, to receive such distributions.   For purposes of the direct rollover provisions of Section 7.07, 2009 Required Minimum Distributions and Extended 2009 Required Minimum Distributions will be treated as eligible rollover distributions.

6.05 Cash-Out Distribution:  Subject to the Direct Rollover provisions of Article VII, the Committee shall make distribution, in advance of the date provided in Section 6.01 and as provided in this Section 6.05, to a Participant whose employment with the Employer has been terminated for reasons other than death, provided that the distribution satisfies the following terms and conditions:

(a)  If, at any time on or after the date on which the Participant’s employment with the Employer is terminated, the balance of the Participant’s account is valued at $5,000 or less, and unless the Participant elects to have such balance transferred by direct rollover to an eligible retirement plan specified by the Participant or distributed in one of the methods of payment provided by Section 7.01, such account balance shall be transferred, for the benefit of the Participant, by direct rollover to an individual retirement account designated by the Committee.

(b)   If the Participant’s account exceeds $5,000.00, the Participant must consent to the cash-out distribution in writing.  In addition, as to any cash-out distribution for which written consent of the Participant is required, as provided in this Section 6.05(b), if a Participant’s account is subject to provisions requiring distribution in the form of a qualified joint and survivor annuity or qualified pre-retirement survivor annuity pursuant to Article VII of this Plan, the Participant’s spouse, if any, must consent to such a cash-out distribution in writing as provided in Article VII.  With respect to cash-out distributions made to a Participant as to whom the qualified joint and survivor annuity provisions of Article VII do not apply, if the value of the Participant’s vested account balance derived from Employer and employee contributions either exceeds $5,000.00 or is a remaining payment under a selected optional form of payment that exceeded $5,000.00 at the time the selected payment began, the Participant must consent to the distribution.

(d) The value of the Participant’s account shall be determined in accordance with the provisions of Section 5.05.

(e) A cash-out distribution or direct rollover in accordance with this Section 6.05 shall be made as soon as administratively feasible, subject to the customary procedures of the Committee, following the date on which the Participant’s employment terminates, which date shall be deemed to be the Participant’s benefit entitlement date for purposes of Section 5.05.

6.06 Distribution Pursuant to a Qualified Domestic Relations Order:  Notwithstanding any other provision of this Plan, the Trustee may make a distribution at any time as directed pursuant to a domestic relations order, which has been determined to be a Qualified Domestic Relations Order under Article XV of this Plan, to an alternate payee without regard to whether the Participant has separated from service with the Employer or has attained the earliest retirement age under the Plan.

ARTICLE VII ‑ FORM OF BENEFITS

7.01 Method of Payment:

(a) All benefits hereunder shall be paid to a Participant in the form to be selected by that Participant from among the following options:

(i)    a lump sum payment of the entire distributable amount;

(ii)   a partial withdrawal in a single sum payment;

(iii)  approximately equal monthly or annual installments over a period not exceeding the joint life expectancy of the Participant and his spouse or designated Beneficiary, if any, or

(iv)  any combination of single sum payment, as provided in Section 7.01(a)(ii), and installments, as provided in Section 7.01(a)(iii).

(b) In the event a Participant dies prior to receiving any or all of his benefits, his Beneficiary (or all multiple Beneficiaries) may elect to receive the balance due in any form of benefit provided in Section 7.01(a), subject to the provisions of Section 7.02.  Such election must be made in writing and must be made prior to the date for the first post-death payment to such Beneficiary or Beneficiaries.

7.02 Distribution of Benefits Upon Death:  In the event a Participant should die prior to receiving any or all of his benefits, such benefits shall be paid to the Participant’s surviving spouse; provided, however, that if there is no surviving spouse, or if the surviving spouse has already consented to another beneficiary designation in a writing which acknowledges the effect of such election and which is witnessed by a representative of the Plan Administrator or a notary public, such benefits shall be paid to the Participant’s designated Beneficiary or, if none, in accordance with Section 7.03.

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7.03 Designation of Beneficiary:  Each Participant may designate one or more primary or contingent Beneficiaries to whom his benefits are to be paid in the event the Participant should die prior to receiving such benefits.  Such designation shall be made in writing and shall be filed with the Plan Administrator.  Notwithstanding the foregoing, in the event the Participant designates a Beneficiary other than his surviving spouse, such designation shall not be effective unless the Participant’s spouse consents or has consented to such designation in accordance with Section 7.02.  In the event a Participant designates his spouse as a beneficiary, such designation shall become null and void upon the entry of a decree in divorce by a court of competent jurisdiction, absent an order of court or a signed, written agreement between the parties to the contrary.  If, at the time of the Participant’s death, no such Beneficiary is living, or if the Participant has failed to designate one and the Participant has no surviving spouse, the Trustee shall pay the benefits as follows: (a) to the Participant’s then living children, including adopted children, in equal shares, or (b) if there is no living child, to the surviving parent or parents of the Participant in equal shares, or (c) if there is no living child or parent, to the legal representative of the Participant’s estate.

7.04  Qualified Joint and Survivor Annuity: Notwithstanding anything herein to the contrary, in the event any account transferred to this Plan pursuant to Article XIII otherwise would be subject to provisions requiring distribution in the form of a qualified joint and survivor annuity or Qualified Pre‑Retirement Survivor Annuity, then the normal form of benefit distribution, as to such account, shall be a Qualified Joint and Survivor Annuity, unless an election is made, as provided in Section 7.05, not to receive the benefits in such form.  For purposes of this Plan, “Qualified Joint and Survivor Annuity” shall mean an immediate annuity for the life of the Participant, with a survivor annuity for the life of the Participant’s spouse

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which is 50% of the amount of the annuity payable during the joint lives of the Participant and the spouse, and which is the actuarial equivalent of a single life annuity for the life of the Participant.  For an unmarried Participant, “Qualified Joint and Survivor Annuity” shall mean an immediate life annuity for the Participant.  The Participant may elect to have such annuity distributed upon his attainment of the earliest retirement age under the Plan.

7.05 Election of Alternate Form of Benefits:

(a) Any Participant who becomes entitled to benefits at or prior to retirement from an account which is subject to Section 7.04 may elect to receive distribution of those benefits in any of the forms listed in Section 7.01 or in the form of a Qualified Optional Survivor Annuity, which is an immediate annuity for the life of the Participant, with a survivor annuity for the life of the Participant’s spouse which is 75% of the amount of the annuity payable during the joint lives of the Participant and the spouse, and which is the actuarial equivalent of a single life annuity for the life of the Participant, provided that:

(i) the election is made in writing, on a form to be furnished by the Plan Administrator, and designates a beneficiary, including any class of beneficiaries or any contingent beneficiaries, and the form of benefits, which beneficiary or beneficiaries and form of benefit may not be changed without spousal consent, as provided herein, unless the consent of the Participant’s spouse, as provided in this Section 7.05, expressly permits designations by the Participant without further consent by his spouse, and

(ii) the Participant’s spouse consents in writing to the election, the spousal consent acknowledges the effect of such election, and the spousal consent is witnessed by a representative of the Plan Administrator or a notary public, or

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(iii) the Participant establishes, to the satisfaction of the Plan Administrator, that the written consent of the spouse cannot be obtained because there is no spouse or because the spouse cannot be located.

(b) The written explanation described in Section 7.06(a) may be provided to the Participant subsequent to the Participant’s benefit commencement date.  In such event, however, the period within which the Participant may elect to waive the Qualified Joint and Survivor Annuity in accordance with Section 7.05 shall not end prior to the 30th day following the date on which such explanation is provided.

(c) Any consent by a spouse obtained under this Section 7.05 (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse.  A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and/or a specific form of benefits where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights.

(d) A Participant may elect (with any applicable spousal consent) to waive the requirement of Section 7.06(a) that the written explanation be provided at least 30 days prior to the Participant’s benefit commencement date, provided that (i) the Participant has been advised that he has at least 30 days to consider whether to waive the joint and survivor annuity and (with spousal consent) elect an alternate form of distribution; (ii) distribution commences more than 7 days after the written explanation is provided, and (iii) the Participant may revoke any affirmative distribution election made at any time within the seven-day period which begins on the date the written explanation is provided.

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(e) No spousal consent obtained under this provision shall be valid unless the Participant has received notice as required in Section 7.06.

7.06 Waiver of Joint and Survivor Annuity Benefit:

(a) At least 30 days, but no more than 180 days, prior to the Participant’s benefit commencement date, the Plan Administrator shall provide the Participant with a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity benefit provided under Section 7.04 and the Qualified Optional Survivor Annuity provided under Section 7.05, the right of the Participant to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, the rights of the Participant’s spouse regarding the waiver election, and the Participant’s right to make, and the effect of, a revocation of a waiver election.  The written explanation shall comply with the requirements of Regulation § 1.417(a)(3)-1.  A waiver election may be made at any time prior to the Participant’s benefit commencement date in accordance with Section 7.05.

(b) A Participant may revoke an election and thereafter make a new election by giving written notice of such revocation to the Plan Administrator at any time and any number of times prior to his benefit commencement date.

(c) For purposes of this Section 7.06, the Participant’s “benefit commencement date” shall mean the first day of the first period for which an amount is payable as an annuity or in any other form.

7.07 Qualified Pre‑Retirement Survivor Annuity:

(a) Unless otherwise elected, as provided in this Section 7.07, a Participant who has an account which is subject to Section 7.04 and who dies while employed by the Employer or after termination of employment but prior to attainment of his Normal Retirement Date or

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Early Retirement Date, if the Plan provides for early retirement, shall have his benefits from such account paid in the form of a Qualified Pre‑Retirement Survivor Annuity.  The surviving spouse may elect to have payment of benefits under such annuity commence within a reasonable period after the Participant’s death.

(b) The Pre-Retirement Survivor Annuity shall be a lifetime income payable to the Participant’s surviving spouse, the actuarial equivalent of which is not less than 50% of the balance of that account as of the date of death.

(c) An election to waive the Pre-Retirement Survivor Annuity made by the Participant must be made within the applicable election period, in writing, and the spouse must consent in the same manner as required in Section 7.05.

(i) The applicable election period during which a Participant may waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year during which the Participant attains age 35 and shall end on the date of the Participant’s death.  In the event the Participant’s employment is terminated prior to the first day of the Plan Year in which he attains age 35, the election period shall begin on the date of termination of employment.

A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35.  Such election shall not be valid unless the Participant receives a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms as are comparable to the explanation required in Section 7.06(a).  Qualified Pre-Retirement Survivor Annuity coverage will be reinstated automatically as of the date on which

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the Participant attains age 35.  Any new waiver on or after such date shall be subject to the full requirements of this Section 7.07.

(ii) Within the applicable period, the Plan Administrator shall provide each Participant with a written explanation of the Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided under Section 7.06, with regard to the Qualified Joint and Survivor Annuity.  The applicable period for a Participant is whichever of the following periods ends last:

(A) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(B) a reasonable period ending after the individual becomes a Participant;

(C) a reasonable period ending after the Joint and Survivor Annuity rules become applicable to the Participant, or

(D) a reasonable period after a fully subsidized Pre-Retirement Survivor Annuity no longer satisfies the requirements for a fully subsidized benefit.

For purposes of this Section 7.07(c)(ii), a reasonable period ending after the enumerated events described in (B), (C), and (D) above is the period beginning one year before, and ending one year after, the applicable event; provided, however, that in the event a Participant separates from service before the Plan Year in which he attains age 35, the Plan Administrator shall provide the written explanation within the two -year period beginning one year before, and ending one year after the separation from service.  In the event such Participant thereafter returns

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to employment with the Employer, the applicable period for such Participant shall be redetermined.

(iii) A Participant may revoke an election (and thereafter make a new election) to waive the Pre-Retirement Survivor Annuity under Subparagraph (c) above by giving written notice of such revocation to the Plan Administrator at any time and any number of times prior to the Participant’s death.

(d) Unless prohibited by law, and except as required under the method of payment elected by the Participant, a surviving spouse who is to receive benefits under this Section 7.07 may elect to receive the present value of the Qualified Pre‑Retirement Survivor Annuity in a lump sum.

7.08 Direct Rollover of Eligible Rollover Distribution:

(a) Notwithstanding any provision of the Plan to the contrary that otherwise would limit a distributee’s election under this Section 7.08, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) For purposes of applying this Section 7.08:

(i) An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary or for a specified period of ten years or more; any distribution to the extent such

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distribution is required under Section 401(a)(9) of the Code; any hardship distribution, as defined in Code Section 401(k)(2)(B)(i)(IV), and any other distribution that is reasonably expected to total less than $200 during a year.  For purposes of the $200 rule, a distribution from a Roth Elective Deferral Contribution Account and a distribution from one or more other accounts in the Plan shall be treated as if made from separate plans.

(ii) An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), a Roth individual retirement account described in Code Section 408A, an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) of the Code, an annuity contract described in Code Section 403(b), or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. In addition, “eligible retirement plan” shall mean an eligible plan under Code Section 457(b) which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account for separately amounts transferred into such plan from this Plan.  With respect to any portion of an eligible rollover distribution that consists of after-tax employee contributions that are not includible in gross income, an eligible retirement plan is limited to an individual retirement account described in Code Section 408(a) or 408A, an individual retirement annuity described in Code Section 408(b), or  a qualified plan described in Code Section 401(a) or annuity plan described in Code Section 403(b) that agrees to maintain separate accounting for amounts transferred (and earnings thereon), as between the portion which is includible in gross income and the portion which is not so includible.

(iii) A “distributee” includes an employee or former employee.  In addition, the employee’s or former employee’s surviving spouse and the employee’s or former

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employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), and are distributees with regard to the interest of the spouse or former spouse.  Further, as to distributions after December 31, 2006, “distributee” includes any other individual who is the designated beneficiary, as defined in Code Section 401(a)(9)(E), of the employee or former employee, provided, however, that with respect to such a non-spouse designated beneficiary, an eligible retirement plan, as defined above is limited to an individual retirement account described in Code Section 408(a) or 408A established for such purpose.

(iv) A “direct rollover” is a payment by the plan to the eligible retirement plan specified by the distributee.

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